Exhibit 99.1

BROAD STREET REALTY, INC. Update from Michael Z. Jacoby Chairman of the Board and Chief Executive Officer

BETHESDA, MD, January 25, 2021 /PRNewswire/ —Broad Street Realty, Inc. (OTC PINK: BRST)

To all our stakeholders.

So long 2020! We will not miss you! Our entire Broad Street Realty team toiled valiantly through a very choppy 2020 business climate, almost entirely in isolation at home since mid-March like much of the country. Candidly, as 2021 dawns, we are still in the midst of managing through the pandemic crisis. We look forward with great optimism to a much steadier performance in the second half of 2021, as we directly feel the effects of a vaccinated consumer population who return with confidence to restaurants, gyms, medical facilities and “normal” social behaviors.

The impact of COVID-19 on the operations of Broad Street Realty has been significant. Prior to April 1, 2020, we prepared our company and all our stakeholders for what was to be one of the greater challenges of our lifetime. We took many proactive measures to maintain the strength of our business and ensure the continuity of operations. Our Property and Asset Management Team focused hard on working with many of our retail tenants on an individual basis to offer assistance, including helping them apply for potential government relief programs when available.

Our Asset Management Team, Property Management Team and Accounting Team really had to step up their game all year long and as a result we appeared to have performed as well as, if not better than, many other public real estate companies.

•	In the 3rd quarter and 4th quarter of 2020, we collected 92.6% and 94.1% of our contractual rents, respectively, for our owned properties.
•	Our collection efforts were aided by the fact that approximately 66% of our tenants are “essential” tenants providing necessity goods and services.
•	As of January 2021, 308 of 309 tenants in the centers we manage (in the company and the pending merged assets we manage) are open for business.
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Occupancy for our owned properties realized a dip in 2020 from 86.3% as of December 31, 2019, to 82.8% as of December 31, 2020. We are “at lease” with several tenants, subject to non-binding letters of intent, that are likely to add approximately 4.2% to our occupancy rate.

•	We completed new leases with Walgreens, Earthfare, Planet Fitness and others in 2020.
•	More than 70,000 square feet of existing tenants at our owned properties were renewed during the final three quarters of 2020.

Working remotely and being a new public company had its challenges. We were pleased to file our 2019 Form 10-K in late December. We have supplemented both our internal staff and external support to improve our reporting policies and procedures. We currently plan to file our 2020 Form 10-Qs and our 2020 Form 10-K on approximately March 31, 2021.

Regarding our remaining and previously announced pending asset mergers, we are back on track with several and hope to make some positive announcements throughout the first half of the year. Working with existing lenders, servicers, special servicers, and new lenders throughout the COVID-19 pandemic has been a challenge. We maintain great relationships in the lending community, and they have been responsive and flexible. However, lenders also have been impacted by the pandemic and we have had to remain patient.

Finally, all things considered, our 3rd party service business has been busy and successful. Although our brokerage team did not meet internal production goals, we remained busy throughout 2020 working with both office and retail tenants to navigate their real estate and facility demands. In addition, we landed one large property management and leasing assignment. We are likely to deliver the Midtown Row new retail and student housing project in mid-2021, which we are developing on a fee basis, adjacent to the company’s Midtown Row retail property in Williamsburg, Virginia.

Everyone wants to know what the post pandemic workplace will look like. The debate is on whether those who can do their jobs from home, stay at home, or return to the workplace. Should they return to the workplace, is it 40 hours or something else? Do they need more or less physical space? Our brokerage and asset management teams are working on these answers. We will see this play out over the next couple of years.

About Broad Street Realty, Inc.

Broad Street Realty, Inc. is a fully integrated and self-managed real estate company that owns, operates, develops and redevelops primarily grocery-anchored shopping centers and mixed-use properties in the Mid-Atlantic, Southeast and Denver, Colorado markets. Broad Street is also a market-leading commercial real estate services firm that delivers cost-effective solutions for office, industrial and retail clients. The company has extensive experience in tenant representation, landlord representation, property acquisition and disposition, real estate development, project/construction management, finance, strategic consulting, property management and asset management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company’s business, employees and tenants; the Company’s limited access to capital and its ability to repay, refinance, restructure and/or extend its indebtedness as it becomes due; risks associated with the Company’s ability to consummate the pending merger transactions, the timing and closing of such transactions and unexpected costs or unexpected liabilities that may arise from the transactions, whether or not consummated; risks related to disruption of management’s attention from its ongoing business operations due to the pending merger transactions; the Company’s ability to recognize the benefits of the completed and pending mergers; the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate acquisitions or investments; adverse economic or real estate developments, either nationally or in the markets in which the Company’s properties are located; changes in financial markets and interest rates, or to the Company’s business or financial condition; the nature and extent of competition; other factors affecting the retail industry or the real estate industry generally; the performance of the Company’s portfolio; the impact of any financial, accounting, legal or regulatory issues or litigation, including any legal proceedings, regulatory matters or enforcement matters that have been or in the future may be instituted relating to the merger transactions or that may affect us; and other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. Except as otherwise may be required by law, the Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.